UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2008

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 800, Phoenix, Arizona		85004-4545
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2008, John F. Jastrem, an executive officer of Viad Corp and President and Chief Executive Officer of Exhibitgroup/Giltspur, agreed to the terms and conditions of a performance-based restricted stock award designed to provide an incentive during the performance period of January 1, 2008 to December 31, 2008, for the achievement of performance measures in excess of the maximum achievement levels established for Exhibitgroup/Giltspur under the Viad Corp Management Incentive Plan for 2008 (the "Plan") and for the achievement of certain other strategic goals. The award of restricted stock will be earned based on the extent to which the specified performance measures and strategic goals are achieved. No award of restricted stock will be earned unless Exhibitgroup/Giltspur achieves in excess of the maximum payment level under the Plan for the performance measure of operating income. The award is subject to forfeiture and non-competition provisions.

A copy of terms and conditions of the award to John F. Jastrem is attached hereto as Exhibit 10.A, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
10.A - Copy of terms and conditions of 2008 Performance-Based Restricted Stock Award to John F. Jastrem.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

July 9, 2008	By:	/s/ G. Michael Latta

Name: G. Michael Latta
Title: Vice President - Controller (Chief Accounting Officer and Authorized Signer)

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Exhibit Index

Exhibit No.	Description

10.A	Copy of terms and conditions of 2008 Performance-Based Restricted Stock Award to John F. Jastrem